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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of February 1, 1998 (the "Effective Date"), by and between Jon P. Newton (the "Executive") and American General Corporation, a Texas corporation (the "Company").

         WHEREAS, during the course of Executive's employment with the Company, the Executive has performed outstanding services for the Company; and

         WHEREAS, it is deemed by the Company to be in the best interests of the Company to assure continuation of Executive's employment; and

         WHEREAS, the Company and the Executive have determined to enter into this Agreement pursuant to which the Company will continue to employ the Executive on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                 1. Defined Terms. The definitions of capitalized terms used in this Agreement (if not provided where a capitalized term initially appears) are provided in the last Section hereof.

                 2. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

                 3.  Term.

                          (a)  Duration of Term.  Unless earlier terminated as
provided in Section 3(b) hereof, the Executive's employment with the Company under this Agreement shall commence at the Effective Date and shall end on the final day of the Term. For purposes of this Agreement, the "Term" shall mean the full three-year term of the Agreement from the Effective Date until the day before the third anniversary thereof, plus any extensions made as provided in this Section 3. On the first day of each month occurring after the Effective Date, the Term shall automatically be extended for an additional month unless, prior to any such first day of a month, the Company or
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the Executive shall have given notice not to extend the Term.  Nothing in this
Section shall limit the right of the Company or the Executive to terminate the Executive's employment hereunder on the terms and conditions set forth in
Section 7 hereof. The Company and the Executive agree that any such notice by the Company shall not constitute Good Reason for the Executive to terminate his employment.

                          (b)  Termination of Employment during the Term.
Nothing in this Section 3 shall limit the right of the Company or the Executive to terminate the Executive's employment under this Agreement during the Term hereof on the terms and conditions set forth in Section 7 hereof. Further, notwithstanding any other provision of this Agreement, the Company shall have the right to terminate the Executive's employment under this Agreement at any time prior to the expiration of the Term for any other reason whatsoever, including termination without Cause, in the sole discretion of the Company's Board of Directors (the "Board"); provided, however, that, any termination of the employment relationship by the Company prior to the expiration of the Term other than a termination by the Company on the terms and conditions set forth in Section 7 hereof shall be deemed to be a termination without Cause within the meanings of Sections 8(c) and 8(e) hereof.

                          (c)  After the Term: "At-Will" Relationship and
Termination of Employment. If the Executive remains employed by the Company beyond the expiration of the Term, such employment shall automatically convert to an "at-will" relationship (upon the expiration of the Term hereof) terminable at any time by either the Company or the Executive for any reason whatsoever, with or without Cause. Upon a termination of employment after the Term hereof, the Company shall pay the Executive's full salary to the Executive through the date of such termination at the rate in effect immediately prior to such termination, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during the Executive's employment by the Company. In addition to any payments or benefits due hereunder upon such a termination, the Executive shall receive such post-termination compensation and benefits as shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and



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arrangements as in effect immediately prior to such termination.

                 4. Position and Duties. On and after the Effective Date, the Executive shall serve as Vice Chairman of the Company and shall have such additional or different titles, positions, duties and responsibilities as may be assigned to the Executive by the Chief Executive Officer of the Company.
The Executive shall report to the Chief Executive Officer of the Company. The Executive agrees to devote substantially all the Executive's full working time, attention and energies during normal business hours to the performance of the Executive's duties for the Company, provided that the Executive may serve as a director on the boards of such companies and organizations as may be agreed upon in writing by the Chief Executive Officer and the Executive.

                 5. Place of Performance. The principal place of employment and office of the Executive shall be in Houston, Texas, or such other location as may be determined by the Chief Executive Officer serving as of the Effective Date.

                 6.  Compensation and Related Matters.

                          (a)  Base Salary.  As compensation for the
performance by the Executive of the Executive's duties hereunder, during the Employment Period the Company shall pay the Executive an annual base salary no less than the greater of the annual base salary in effect on the Effective Date or the annual base salary in effect on May 1, 1998 (such greater amount, as it may be increased from time to time, is hereinafter referred to as "Base Salary"). Base Salary shall be payable in accordance with the Company's normal payroll practices, shall be reviewed at least annually by the Personnel Committee and may be increased (but not decreased) upon review.

                          (b)     Annual Bonus.

                                  (i)  The Executive shall be provided an
opportunity for an annual bonus with respect to each fiscal year which ends within the Employment Period (the "Annual Bonus"), including, without limitation, the year which includes the Effective Date. Except with respect to any fiscal year during which the Executive participates in a Formula Annual Bonus Plan (as described in Section 6(b)(ii) hereof), the amount of an Annual Bonus





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with respect to any fiscal year shall be determined in the sole discretion of the Personnel Committee; provided, however, that, except with respect to any fiscal year during which the Executive participates in a Formula Annual Bonus Plan, the amount of any such Annual Bonus shall not be less than seventy-five percent (75%) of the Base Salary in effect on the last day of the fiscal year with respect to which such Annual Bonus is awarded.

                                  (ii)  Notwithstanding the second sentence of
Section 6(b)(i) hereof, if the Executive participates in an Annual Bonus Plan under which performance objectives, Annual Bonus opportunities (or target bonuses) and levels of payment based on levels of achievement of the performance objectives are established for the Executive and other participants (a "Formula Annual Bonus Plan"), the Executive shall have an Annual Bonus opportunity (expressed as a percentage of then-current Base Salary) for the initial fiscal year during the Term covered by a Formula Annual Bonus Plan which is no less than (and which may be more than) the "Average Bonus Percentage". The "Average Bonus Percentage" (for purposes of this Section) shall be calculated by (i) dividing the actual bonus paid to the Executive with respect to each of the applicable "Three Years" by the Base Salary in effect on the last day of the respective year, and converting the result to a percentage, and (ii) adding the three percentages together and dividing by three. The "Three Years", for purposes of this Section, shall be the three fiscal years immediately preceding such initial fiscal year, or, if more favorable to the Executive, the three fiscal years immediately preceding the Effective Date hereof. The percentage of Base Salary which determines the Executive's Annual Bonus opportunity shall be reviewed by the Board annually and may be increased (but not decreased) upon review by the Board. Any Annual Bonus payable with respect to a fiscal year (whether or not pursuant to a Formula Annual Bonus
Plan) shall be paid as soon as practicable after the end of such year.

                          (c)  Other Compensation and Benefit Plans and
Arrangements; Fringe Benefits. During the Employment Period, the Executive shall be entitled to participate, at a level appropriate to the Executive's position with the Company, in such other employee benefit and compensation plans and arrangements and fringe benefits as are generally available to senior officers of the Company from time to time, and any successors thereto.





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                          (d)  Expenses.  The Company shall reimburse the
Executive for all reasonable business expenses incurred during the Employment Period, subject to the applicable and reasonable policies and procedures of the Company in force from time to time.

                          (e)  Office Facilities and Services Furnished.
During the Employment Period, the Company shall furnish the Executive with appropriate office space and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of the Executive's duties as set forth in Section 4 hereof (including, without limitation, secretarial services and furniture, telephone, telefax and work station equipment), such office space and other facilities and services to be furnished at the location set forth in Section 5 hereof.

                          (f)  Automobile Allowance.  At all times during the
Employment Period, the Company will provide the Executive with an automobile (and pay related expenses) pursuant to the Company's policy as in effect on the Effective Date, as such policy may be amended from time to time (the "Automobile Policy"), provided, however, that in no event shall the automobile provided to the Executive pursuant to this Section 6(f) be of lesser quality than that available to the Executive pursuant to the Automobile Policy on the Effective Date.

                          (g)  Nonstatutory Options.  Any nonstatutory options
granted to the Executive during the Employment Period after the Effective Date hereof will, when (and to the extent that) they become exercisable, remain exercisable for their full term.

                 7. Termination. The Executive's employment hereunder may be terminated, and the Employment Period hereunder shall be ended, as follows:

                          (a)  Death.  The Executive's employment shall
terminate upon the Executive's death. Upon such a termination, the Executive's estate, designated beneficiary or surviving spouse, as the case may be, shall become entitled to the payments provided in Sections 8(b) and 8(e) hereof.

                          (b)  Disability.  The Company may terminate the
Executive's employment hereunder for Disability. During the Disability Period (as defined in Section 8(a)





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hereof) and upon such a termination, the Executive shall be entitled to the payments and benefits provided in Sections 8(a) and 8(e) hereof in accordance with the terms of such Sections, provided, however, that during the thirty-six
(36) month period immediately following the Date of Termination for Disability, the Company shall pay monthly to the Executive (in accordance with the Company's usual payroll practices) any additional amount necessary (the "Disability Supplement") so that the gross amount of (i) the Disability Supplement and (ii) the payments provided to the Executive following a termination of his employment for Disability pursuant to Sections 8(a) and 8(e) hereof is equal to (A) three times the Base Salary and the Average Annual Bonus, (B) divided by thirty-six (36).

                          (c)  Cause.  The Company may terminate the
Executive's employment hereunder for Cause. Upon such a termination, the Executive shall become entitled to the payments provided in Section 8(b) hereof.

                          (d)  Termination by the Executive.

                               (i) The Executive may terminate the Executive's
employment hereunder for Good Reason. The Executive may also terminate the Executive's employment hereunder without Good Reason by giving a Notice of Termination during the year immediately following a Change in Control (a "Special Termination"). Upon a Good Reason termination or a Special Termination, the Executive shall become entitled to the payments and benefits provided in Sections 8(c) and 8(e) hereof in accordance with the terms of such Sections.

                                  (ii) The Executive may terminate the
Executive's employment hereunder without Good Reason and outside of the one-year period immediately following a Change in Control, upon giving notice of one month to the Company. In the event of such a termination, the Executive shall comply with any reasonable request of the Company to assist in providing for an orderly transition of authority, but such assistance shall not delay the Executive's termination of employment longer than six months beyond the giving of the Executive's Notice of Termination. Upon such a termination, the Executive shall become entitled to the payments and benefits provided in
Section 8(b) hereof in accordance with the terms of such Section.





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                          (e)  Notice of Termination.  Any purported
termination of the Executive's employment (other than termination pursuant to Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 17 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause based on clause (ii) or (iii) of the definition of Cause herein is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (ii) or (iii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                          (f)  Date of Termination.  For purposes of this
Agreement, "Date of Termination" shall mean the following: (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated for Disability pursuant to Section 7(b) hereof, thirty (30) days after the Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty-(30)-day period); (iii) if the Executive's employment is terminated for Cause pursuant to Section 7(c) hereof, the date specified in the Notice of Termination; (iv) if the Executive's employment is terminated pursuant to Section 7(d)(ii) hereof, the date determined in accordance with said Section, and (v) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).





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                          (g)  Dispute Concerning Termination.  If within
fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7(g)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier to occur of (i) the date on which the Term ends or
(ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by the final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

                          (h)  Compensation During Dispute.  If the Date of
Termination is extended in accordance with Section 7(g) hereof with respect to a Notice of Termination given after a Change in Control or within the six-month period immediately preceding a Change in Control, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given until the Date of Termination, as determined in accordance with Section 7(g) hereof. Amounts paid under this Section 7(h) are in addition to all other amounts due under this Agreement other than those due under Section 8(b)(i) or 8(c)(i) hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

                 8.  Compensation During Disability or Upon Termination.

                          (a)     Disability Period and Termination for
Disability. During any period during the Employment Period that the Executive fails to perform the Executive's full-time duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Company shall pay the Executive's full salary to the Executive at the rate in effect at the





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commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability; provided, however, that such salary payments shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such salary payment under disability benefit plans of the Company or under the Social Security disability insurance program, which amounts were not previously applied to reduce any such salary payment. Upon termination of the Executive's employment for Disability, the Company shall have no additional obligations to the Executive under this Agreement except to the extent provided in Sections 6(c), 6(d), 7(b), 8(e) and 15 hereof (and, to the extent applicable, Sections 9, 10 and 11 hereof) and to pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

                          (b)  Termination (x) by the Company with Cause, (y)
by the Executive without Good Reason in a Termination which is not a Special Termination, or (z) by Reason of Death. If the Executive's employment hereunder is terminated (x) by the Company with Cause, (y) by the Executive without Good Reason in a termination which is not a Special Termination, or (z) by reason of death, then:

                                  (i)  as soon as practicable, the Company
         shall pay the Executive's Base Salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if





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         more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason; and

                                  (ii)  the Company shall have no additional
         obligations to the Executive under this Agreement except to the extent provided in Sections 6(c), 6(d) and 15 hereof (and, to the extent applicable, Sections 8(e), 9, 10 and 11 hereof) and to pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

                          (c)  Termination (x) by Company without Cause, (y) by
the Executive with Good Reason, or (z) by the Executive in a Special Termination. For purposes of this Agreement, termination of the Executive's employment "by the Company without Cause" shall not include termination by the Company for Disability or termination by reason of the Executive's death. If the Executive's employment hereunder is terminated (x) by the Company without Cause, (y) by the Executive with Good Reason, or (z) by the Executive in a Special Termination, then:

                                  (i)  the Company shall pay the Executive's
         Base Salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason;





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                                  (ii)  notwithstanding any provision of any
         Annual Bonus plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (A) any Annual Bonus which has been allocated or awarded (but not yet paid) to the Executive for a completed fiscal year preceding the Date of Termination under any Annual Bonus plan, and (B) a pro rata portion to the Date of Termination of the Annual Bonus for the year in which the Date of Termination occurs, calculated by using a fraction (the numerator of which shall be the number of days of employment in such year up to and including the Date of Termination and the denominator of which shall be three-hundred-sixty-five (365)) to multiply (i) the award that the Executive would have earned for the entire year, assuming the achievement, at the target level, of any performance objectives established with respect to such award, or, (ii) if no such target level and performance objectives have been established, the Average Annual Bonus; provided, however, that any amount otherwise payable pursuant to this clause (B) of this Section 8(c)(ii) shall be reduced by any payment already received by the Executive pursuant to the applicable Annual Bonus plan with respect to the year in which the Date of Termination occurs;

                                  (iii)  in lieu of any further salary or bonus
         payments as severance to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of
         (x) the Executive's Base Salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (y) the Average Annual Bonus, as follows:

                                        (A) if the Date of Termination shall
                 occur on or after a Change in Control (or be deemed to occur after a Change in Control pursuant to Section 8(d) hereof), the Company shall pay such amount in a lump sum severance payment, in cash; or

                                        (B) if the Date of Termination shall
                 not occur on or after a Change in Control (and not be deemed to occur after a Change in





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                 Control pursuant to Section 8(d) hereof), the Company shall pay such amount, in substantially equal monthly or more frequent installments over the three-year period immediately following the Date of Termination;

                                  (iv)  The Company shall (i) either prepay all
         remaining premiums, or establish an irrevocable grantor trust holding an amount of assets sufficient to pay all such remaining premiums (which trust shall be required to pay such premiums), under any insurance policy insuring the life of the Executive under any "split-dollar" insurance arrangement in effect between the Executive and the Company, and (ii) shall transfer to the Executive any and all rights and incidents of ownership in such arrangements at no cost to the Executive. For the thirty-six (36) month period immediately following the Date of Termination, the Company shall also arrange to provide the Executive with life and accident insurance benefits substantially similar to those provided to the Executive (other than the "split-dollar" life insurance) immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence. Benefits otherwise receivable by the Executive pursuant to the immediately preceding sentence shall be reduced to the extent benefits of the same type are received by or made available to the Executive by a successor employer during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason.

                                  (v)  The Company shall provide the Executive
         with outplacement services suitable to the Executive's position for a period of nine months or,





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         if earlier, until the first acceptance by the Executive of an offer of employment.

                                  (vi)  The Company shall provide the Executive
         with the office facilities and services and the automobile allowance described in Section 6(e) and (f) hereof for the thirty-six (36) month period immediately following the Date of Termination.

                                  (vii) Notwithstanding anything which is more
         restrictive in any applicable plan or grant or award agreement or in any other provision of this Agreement, the Executive shall become fully vested in all outstanding stock options, restricted stock and other similar equity-based awards which are granted to him by the Company (whether before or after the Effective Date); in the case of performance awards, it shall be assumed that the applicable performance goals were attained at target levels and the Committee shall also have the discretion to increase the amount so payable by assuming attainment of the applicable performance goals at up to maximum level.

                                  (viii)  the Company shall have no additional
         obligations to the Executive under this Agreement except to the extent provided in Sections 6(c), 6(d), 8(e) and 15 hereof (and, to the extent applicable, Sections 9, 10 and 11 hereof) and to pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason. If such insurance, other compensation and benefit plans, programs and arrangements provide for different levels of benefits and coverage, post-termination benefits and coverage shall be the most comprehensive benefits and coverage available.





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                          (d)  Termination Deemed to be after Change in
Control. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated after a Change in Control by the Company without Cause or after a Change in Control by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates the Executive's employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence made after the occurrence of a Change in Control or within the six-month period immediately preceding a Change in Control, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that such position is not correct.

                          (e)  Other Benefits upon Certain Terminations.

                                  (i)  Upon any termination of the Executive's
employment with the Company (whether or not occurring during the Term hereof), other than a termination during the Term by the Company with Cause or a termination during the Term by the Executive without Good Reason which is not a Special Termination, and continuing until the earlier of (i) the later of the death of the Executive or the death of the "Executive's Spouse", or (ii) the date substantially equivalent coverage and benefits are provided to the Executive (if then living) and the Executive's Spouse (if then living) by a subsequent employer (whether or not such coverage and benefits will be continued by the subsequent employer after any termination of the Executive's employment by the subsequent employer), the Company (at the Company's sole expense) shall provide the Executive, the Executive's Spouse and the Executive's dependents with





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medical and dental insurance benefits substantially similar to those benefits
"provided" to them immediately prior to the Date of Termination or, if more favorable to the Executive, those "provided" to them on the Effective Date hereof. In determining which benefits were "provided" at the applicable date, the Executive shall be deemed to have elected the most comprehensive benefits and coverage available to the Executive at that date (whether or not actually elected); further, such benefits shall include, without limitation, an unrestricted right for the Executive, the Executive's Spouse and the Executive's dependents to select their own care providers. The Company shall provide such post-termination benefits under its medical and dental plans, to the extent that the Executive's continued participation is possible under the general terms and provisions of such plans. To the extent that such participation is not possible, the Company shall arrange to otherwise provide the Executive with such post-termination benefits. If the Executive obtains other employment (and the Executive shall be under no obligation to do so), insurance obtained as a result of such other employment shall be the first line of insurance and insurance provided under this Section 8(e) shall only be supplementary or secondary. Also, to the extent that the Executive is, at any time, entitled to insurance under the Medicare program or its equivalent, the insurance under this Section 8(e) shall be only supplementary or secondary to the extent allowed by law. For purposes of this Section 8(e), "Executive's Spouse" shall refer to the Executive's spouse immediately prior to the termination of the Executive's employment with the Company.

                                  (ii)  Subject to Section 8(c)(vii) hereof,
but notwithstanding any more restrictive provision in the terms of the relevant document evidencing an equity-based award or the terms of the plan under which the equity-based award was granted, upon any termination described in the last sentence of this Section 8(e)(ii), (i) the Executive shall become fully vested in (and any restrictions shall lapse upon) all outstanding time-vesting stock options, restricted stock and other similar equity-based awards granted to him by the Company (whether before or after the Effective Date), and (ii) the Executive shall become vested in a pro-rata portion of all equity-based performance awards granted to him by the Company (whether before or after the Effective Date), which pro-rata portion shall be based on the attainment of the performance goals relevant to such awards on the date of termination of the Executive's employment with the Company (and not based on the portion of the applicable performance period during which the Executive was employed by the Company), as determined by the Committee in its good faith discretion. The Committee shall also have the discretion to increase the amount, if any, payable pursuant to clause (ii) of the preceding sentence, up to the full amount of such award, assuming attainment of the applicable performance goals at target level. The terminations upon which the vesting described in this Section 8(e)(ii) shall occur are the following: any termination of the Executive's employment with the Company (whether or not occurring during the Term hereof) which occurs on or after the date on which the Executive attains Normal Retirement Age, other than a termination during the Term by the Company with Cause.

                 9.  Excise Tax Gross-Up Payment.

                          (a)     Whether or not the Executive becomes entitled
to any payment pursuant to Section 8(c)(iii)(A) hereof, if any of the payments or benefits received or to be received by the Executive in connection with any Change in Control which occurs during the Term hereof or any termination of the Executive's employment which occurs during the Term hereof (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits (excluding the payment or payments to be made pursuant to this Section 9) being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the payment or payments provided by this Section 9, shall be equal to the Total Payments.

                          (b)     For purposes of determining whether any of
the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 9), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                          (c)     In the event that the Excise Tax is finally
determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within the five (5) business days immediately following the date that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to the amount of such reduction (including the Excise Tax component and the federal, state and local income and employment tax components of the Gross-Up Payment) to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code.
In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within the five
(5) business days immediately following the date that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                 10. Time of Certain Payments. The payments provided to the Executive or for the Executive's benefit in Sections 9 and 8(c) (other than 8(c)(iii)(B), 8(c)(v), 8(c)(vi), and 8(c)(viii)) hereof shall be made not later than the fifth (5th) business day following the Date of Termination (or, if earlier, in the case of payments provided in Section 9 hereof, not later than the fifth (5th) business day following the Executive's receipt of an excess parachute payment, within the meaning of section 4999 of the Code); provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate of the payments under Section 8(c), as determined in good faith by the Executive, and an estimate of the payments under Section 9 hereof, as determined in accordance with Section 9 hereof, the estimate in each case to be of the minimum amount of such payments to which the Executive is clearly entitled, and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination (or, if earlier, the thirtieth (30th) day after the date of the Executive's receipt of an excess parachute payment). In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code).
At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                 11. Legal and Arbitration Fees and Expenses. The Company also shall pay to the Executive all reasonable legal fees, arbitration fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require. Notwithstanding the foregoing provisions of this
Section 11, no such fees and expenses shall be paid unless the Executive prevails on at least one of the issues he raises.

                 12. No Mitigation; Limited Offset. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 7(h) or 8 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 8(e) or the second sentence of Section 8(c)(iv) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company (unless such amount is evidenced by a promissory note signed by the Executive), or otherwise.

                 13.  Protection of Ideas, Noncompetition and Nonsolicitation.

                          (a)  Protection of Ideas.  Both during the period of
the Executive's employment by the Company and thereafter, Executive shall assist the Company or its nominees, at any time, in the protection of the Company's worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Company or its nominees and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

                          (b)     Noncompetition.  The Company shall disclose
to the Executive, or place the Executive in a position to have access to or to develop, trade secrets or confidential information of the Company or its affiliates; and/or shall entrust the Executive with business opportunities of the Company or its affiliates; and/or shall place the Executive in a position to develop business good will on behalf of the Company or its affiliates. As part of the consideration for the compensation and benefits to be paid to the Executive hereunder, to protect the trade secrets and confidential information of the Company or its subsidiaries or affiliates or their customers or clients that have been and will in the future be disclosed or entrusted to the Executive, the business good will of the Company or its subsidiaries or affiliates that has been and will in the future be developed in the Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to the Executive by the Company or its subsidiaries or affiliates; and as an additional incentive for the Company to enter into this Agreement, the Executive agrees to the non-competition obligations hereunder. While the Executive continues to be an employee of the Company and, unless the Executive's termination of employment is by the Company without Cause or by the Executive with Good Reason or in a Special Termination, for the three-year period immediately following the Executive's Date of Termination, the Executive shall not, within any geographic region of the United States of America in which the Company then conducts business or in which the Company plans to conduct business pursuant to a business strategy adopted by the Board before the Executive's termination of employment, except as permitted by the Company upon its prior written consent, (i) enter, directly or indirectly, into the employ of, or render or engage in, directly or indirectly, any services to any person, firm or corporation which directly competes with the Company with respect to any business then conducted by the Company or any business which the Company plans to enter pursuant to a business strategy adopted by the Board before the Executive's termination of employment (a "Competitor"), or (ii) become interested, directly or indirectly, in any such Competitor as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity. The ownership of up to one percent (1%) of any class of the outstanding securities of any publicly traded corporation, even though such corporation may be a Competitor, shall not be deemed as constituting an interest in such Competitor which violates clause (ii) of the immediately preceding sentence.

                          (c)  While the Executive continues to be an employee
of the Company and, unless the Executive's termination of employment is by the Company without Cause or by the Executive with Good Reason or in a Special Termination, for the three-year period immediately following the Executive's Date of Termination, the Executive shall not, except as permitted by the Company upon its prior written consent, (i) attempt, directly or indirectly, to induce any employee employed by or performing services for the Company (or its affiliates) to be employed or perform services elsewhere, or (ii) solicit, directly or indirectly, the customers of the Company (or its affiliates), the suppliers of the Company (or its affiliates) or entities or individuals having other business relationships with the Company (or its affiliates) for the purpose of encouraging them to terminate (or reduce or detrimentally alter) their respective relationships with the Company (or its affiliates).

                          (d)  The Company shall have the right and remedy to
have the provisions of this Section 13 specifically enforced, including by temporary and/or permanent injunction, it being acknowledged and agreed that any such violation may cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                 14. Independence and Severability of Section 13 Provisions. Each of the rights and remedies enumerated in Section 13 hereof shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. If any of the covenants contained in Section 13 hereof or if any of the rights or remedies enumerated in Section 13 hereof, or any part of any of them, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in Section 13 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the authority to reduce the duration and/or area of such provision, and in its reduced form said provision shall then be enforceable.

                 15. Indemnification. The Company shall indemnify the Executive to the full extent authorized by law and the Charter and By-Laws of the Company, as applicable, for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of the Executive's duties hereunder. The Executive shall be insured under the Company's directors' and officers' liability insurance policy as in effect from time to time. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 15.

                 16.      Successors; Binding Agreement.

                          (a)  In addition to any obligations imposed by law
upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason on or after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                          (b)  This Agreement shall inure to the benefit of and
be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, each such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                 17. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                          To the Company:

                          American General Corporation
                          2929 Allen Parkway
                          Houston, Texas  77019
                          Attention:  General Counsel

                 18. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party, including, without limitation, any employment memorandum, memorandum of understanding, or severance agreement. Captions and Section headings in this Agreement are provided merely for convenience and shall not affect the interpretation of any of the provisions herein. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 8 and 9 hereof) shall survive such expiration.

                 19. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                 20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                 21.      Settlement of Disputes; Arbitration.

                          (a)  All claims by the Executive for benefits under
this Agreement shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Executive's claim has been denied.

                          (b)  Except for equitable relief as specified in
Section 21(f) hereof and except for the Executive's claim under any Company benefit or compensation plans, programs, arrangements or awards (whether heretofore or hereafter established) which have a claim or dispute resolution procedure specifically applicable thereto, any dispute or controversy which is not resolved by agreement pursuant to Section 21(a) hereof, including all claims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement involving the Executive, the Company, and/or their respective representatives, even though some or all of such claims allegedly are extra-contractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Employment Dispute Resolution Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. This agreement to arbitrate shall be enforceable in either federal or state court.

                          (c)  The enforcement of this agreement to arbitrate
and all procedural aspects of this agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrators; provided, however, that the evidentiary standards set forth in this Agreement with respect to certain determinations made by the Board or the Committee shall apply to those determinations when made (or reviewed) by the arbitrators. In deciding the substance of any such claims, the arbitrators shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state's law); provided, however, it is expressly agreed that the arbitrators shall have no authority to award treble, exemplary, or punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary, or punitive damages in connection with any such claims.


                          (d)  The arbitration may be initiated by any party by
providing to the other parties a written notice of arbitration specifying the claims. Within thirty (30) days of the notice of initiation of the arbitration procedure, (1) the Executive shall denominate one arbitrator and (2) the Company shall denominate one arbitrator. The two arbitrators shall select a third arbitrator failing agreement on which within sixty (60) days of the original notice, either the Executive or the Company shall apply to the Senior Active United States District Judge for the Southern District of Texas, who shall appoint a third arbitrator. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator.

                          (e)  The three arbitrators shall by majority vote
resolve all disputes between the parties. There shall be no transcript of the hearing before the arbitrators. The arbitrators' decision shall be in writing, but shall be as brief as possible. The arbitrators shall not assign the reasons for their decision. The arbitrators shall certify in their award that they have faithfully applied the terms and conditions of this Agreement and that no part of their award includes any amount for exemplary or punitive damages. All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the parties, e.g., the arbitrators' award shall not be released to the press or published in any of the various arbitration reporters. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction.

                          (f)  Notwithstanding any provision of this Agreement
to the contrary, (i) in the event of a breach or threatened breach by the Executive of any of the covenants set forth in Section 13 hereof, the Company shall be entitled to seek equitable relief, including an injunction, in any court of proper jurisdiction to maintain the status quo pending the resolution of the dispute by binding arbitration as provided above, and (ii) the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. With respect to any such action, the Executive and the Company hereby irrevocably submit to the non-exclusive jurisdiction of any Federal or State court sitting in the City of Houston, Texas, and agree that process in any such action shall be valid and effective for all purposes if served upon the respective party in accordance with the notice provisions of Section 17 hereof.

                 22. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                          (a)  "Affiliate" shall have the meaning set forth in
Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                          (b)  "Auditor" shall have the meaning set forth in
Section 9(b) hereof.

                          (c)  "Average Annual Bonus" shall mean the average
annual bonus earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in which the Executive participated in respect of any of the three calendar years ending immediately prior to the calendar year in which occurs the Date of Termination or, if higher, immediately prior to the calendar year in which occurs the first event or circumstance constituting Good Reason; provided, however, that if there are fewer than three bonuses earned by the Executive in the applicable three year period, the average annual bonus will be calculated by dividing the total amount of the bonuses paid by the number of bonuses paid.

                          (d)  "Base Amount" shall have the meaning set forth
in section 280G(b)(3) of the Code.

                          (e)  "Beneficial Owner" shall have the meaning set
forth in Rule 13d-3 under the Exchange Act.

                          (f)  "Board" shall mean the Board of Directors of the
Company.

                          (g)  "Cause" for termination by the Company of the
Executive's employment shall mean (i) conviction of the Executive for the commission of a felony, (ii) the willful gross neglect by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7(e) hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (iii) the engaging by the Executive in willful gross misconduct resulting in demonstrable and material economic harm to the Company or its subsidiaries. For purposes of clauses (ii) and (iii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision after the occurrence of a Change in Control or within the six-month period immediately preceding a Change in Control, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

                          (h)  A "Change in Control" shall be deemed to have
occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                  (I)  any Person is or becomes the Beneficial
                 Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or


                                  (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                                  (III)  there is consummated a merger or
                 consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation (or a share exchange between shareholders of the Company or any direct or indirect subsidiary of the Company and another corporation or entity pursuant to Article 5.02 (or any successor provision thereto) of the Texas Business Corporation
                 Act), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee





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
                 or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

                                  (IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                          (i)  "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

                          (j)  "Committee" shall mean the Personnel Committee
of the Board until six months prior to the occurrence of a Change in Control and thereafter shall mean (i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control, constitute the Personnel Committee of the Board, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); provided, however, that the maximum number of individuals constituting the Committee shall not exceed five.

                          (k)  "Company" shall mean American General
Corporation, a Texas corporation and, except in determining under Section 22(h) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                          (l)  "Date of Termination" shall have the meaning set
forth in Section 7(f) hereof.

                          (m)  "Disability" shall be deemed the reason for the
termination by the Company of the Executive's employment, if, (i) as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, (ii) a physician agreed upon by the Executive (or the Executive's legal representative) and the Company (or, if the parties hereto are unable to agree upon a single physician, a third physician agreed upon by two physicians, each of whom has been selected by either the Executive (or the Executive's legal representative) or the Company) shall have determined that the Executive will be incapable, due to physical or mental illness, of substantially performing the Executive's duties and responsibilities under this Agreement for the remainder of the Term, (iii) the Company shall have given the Executive a Notice of Termination for Disability, and (iv) within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                          (n) "Employment Period" shall mean the period (which
in no event shall extend beyond the expiration of the Term and may end earlier pursuant to Section 3(b) hereof) during which Executive has an obligation to render services hereunder, as described in Section 4 hereof.

                          (o)  "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended from time to time.

                          (p)  "Excise Tax" shall mean any excise tax imposed
under section 4999 of the Code.


                          (q)  "Executive" shall mean the individual named in
the first paragraph of this Agreement.

                          (r)  "Good Reason" for termination by the Executive
of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI), (VII) or (VIII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                                  (I)  the assignment to the Executive on or
                 after any Change in Control (or prior to a Change in Control under the circumstances described in clause (ii) or (iii) of the first sentence of Section 8(d) hereof) of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities during such period from those in effect immediately prior to the Change in Control (or, where applicable, immediately prior to the occurrence of an event or circumstance constituting Good Reason pursuant to clauses (ii) and (iii) of the first sentence of Section 8(d) hereof);

                                  (II)  a reduction by the Company in the
                 Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                                  (III)  the relocation of the Executive's
                 principal place of employment after a Change in Control (or prior to a Change in Control under the circumstances described in clause (ii) or (iii) of the first sentence of Section 8(d) hereof) to a location more than fifty (50) miles from the Executive's principal place of employment immediately prior to the Change in Control (or, where applicable, immediately prior to the occurrence of an event or circumstance constituting Good Reason pursuant to clauses (ii) and (iii) of the first sentence of Section 8(d) hereof) or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) during such period except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                                  (IV)  the failure by the Company to pay to
                 the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                                  (V)  except for any changes required by
                 applicable law, the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the date hereof which is material to the Executive's total compensation, including but not limited to the Company's Performance-Based Plan for Executive Officers, Supplemental Thrift Plan, Restoration of Retirement Income Plan, 1984 Stock and Incentive Plan, "1994 Stock and Incentive Plan", and 1997 Stock and Incentive Plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the date hereof;

                                  (VI)  except for any changes required by
                 applicable law, the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the date hereof, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive as of the date hereof, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof; prior to a Change in Control, notwithstanding the foregoing provisions of this Section 22(r)(VI), it shall not constitute Good Reason that the Executive's benefits under the Company's general medical, health and accident plans are no longer substantially similar to the benefits enjoyed by the Executive immediately prior to the date hereof, unless the changes in such benefits constitute a material adverse alteration thereof;

                                  (VII)  any purported termination of the
                 Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7(e) hereof; for purposes of this Agreement, no such purported termination shall be effective, except as provided in Section 3(b) hereof; or

                                  (VIII) the Company's breach of a material
term or condition of the Agreement.

                 It shall also constitute Good Reason for termination by the Executive of the Executive's employment if:

         (X) if, at any time during the Term hereof (whether or not a Change in Control shall have occurred), Robert M. Devlin is not serving as Chief Executive Officer of the Company (or, if a merger, consolidation or share exchange by the Company (or a Company subsidiary) with another corporation shall have occurred, as Chief Executive Officer or second-in-command of the Company), and

         (Y) (i) there is a material diminution in the duties, responsibilities or title of the Executive,

                 (ii) a substantial adverse alteration is made in the nature or status of the Executive's responsibilities from those in effect immediately prior to Robert M. Devlin's ceasing to so serve,

                 (iii) the Company relocates the Executive's principal place of employment to a location more than fifty (50) miles from the Executive's principal place of employment immediately prior to Robert M. Devlin's ceasing to so serve, or

                 (iv) the Company requires the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations.

                 The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                 For purposes of any determination regarding the existence of Good Reason which is made after the occurrence of a Change in Control or during the six-month period immediately preceding the occurrence of a Change in Control, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

                          (s)  "Gross-Up Payment" shall have the meaning set
forth in Section 9 hereof.

                          (t)  "Normal Retirement Age" shall mean age 62.

                          (u)  "Notice of Termination" shall have the meaning
set forth in Section 7(e) hereof.

                          (v)  "Pension Plans" shall mean all tax-qualified and
non-qualified supplemental or excess benefit pension plans maintained by the Company and any other plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.

                          (w)  "Person" shall have the meaning given in Section
3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                          (x)  "Tax Counsel" shall have the meaning set forth
in Section 9 hereof.

                          (y)  "Term" shall mean the period of time described
in Section 3 hereof (including any extension, continuation or termination described therein).

                          (z)  "Total Payments" shall mean those payments so
described in Section 9 hereof.


                                American General Corporation



                                By:   /s/ LARRY D. HORNER
                                   -----------------------------
                                   Name:  Larry D. Horner
                                   Title: Chairman of the
                                          Personnel Committee




                                     /s/ JON P. NEWTON
                                --------------------------------
                                         Jon P. Newton

                                Address:


                                ---------------------------


                                ---------------------------


                                ---------------------------
                                (Please print carefully)





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